UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 25, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	OTC Markets Group, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 25, 2024, NetComm Wireless Pty Ltd. ACN 002 490 486 (the “Company”), a wholly owned subsidiary of DZS Inc., consummated the previously disclosed divestiture (the “IIoT Business Divestiture”) contemplated by the Business Sale Agreement, dated as of November 7, 2024 (the “Business Sale Agreement”), between the Company and Lantronix, Inc., a Delaware corporation (“Lantronix”). Pursuant to the Business Sale Agreement, the Company sold to Lantronix the Company’s industrial internet of things business for a purchase price of $6,500,000, less $41,727.60 (the amount representing 70% of employee entitlements due to transferring employees).
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial statements of DZS Inc. as of and for the nine-month period ended September 30, 2024 and for the year ended December 31, 2023, together with the notes related thereto, giving effect to the IIoT Business Divestiture (as well as certain other previously disclosed 2024 transactions of DZS Inc., as described therein), are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
(d) Exhibits.

Exhibit No.	Description

2.1
Business Sale Agreement, dated November 7, 2024, by and between NetComm Wireless Pty Ltd and Lantronix, Inc. (incorporated by reference to Exhibit 2.1 to DZS Inc.’s Current Report on Form 8-K filed with the SEC on November 7, 2024).

99.1
Unaudited pro forma condensed consolidated financial statements of the Company as of and for the six-month period ended June 30, 2024 and the year ended December 31, 2023, together with the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2024	DZS Inc.

	By:	/s/ Brian Chesnut
Brian Chesnut
Interim Chief Financial Officer